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                                                                     EXHIBIT 9.1

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of September 15, 1997 by and between MASTER INVESTMENT TRUST, SERIES I, a Delaware business trust (the "Fund"), and PFPC INTERNATIONAL LTD., a company incorporated under the law of Ireland ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain PFPC to provide administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

         1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

                  (a) "1933 Act" means the Securities Act of 1933, as amended.
                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.
                  (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof. From time to time, the Fund may notify PFPC of changes in Authorized Persons by delivering a copy of the resolutions relating to such Authorized Persons which are contained in the

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most recently approved Board of Trustees meeting minutes. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d) "CEA" means the Commodities Exchange Act, as amended.

                  (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

                  (f) "SEC" means the Securities and Exchange Commission.

                  (g) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                  (h) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

                  (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints PFPC to provide administration and accounting services to the each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

                  (b) a copy of Fund's most recent effective registration statement;

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                  (c)      a copy of each Portfolio's advisory agreement or
                           agreements;

                  (d) a copy of any additional administration agreement with respect to a Portfolio;

                  (e) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

                  (f) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

    4.   COMPLIANCE WITH RULES AND REGULATIONS.

         PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of state and federal governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.

    5.    INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement or by resolution of the Trust's Board of Trustees which has been submitted to PFPC, PFPC shall act only upon Oral Instructions and Written Instructions.

                  (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or the Fund's registration statement or this Agreement or of any vote, resolution, proceeding, instruction or direction of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

                  (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral

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Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of
PFPC).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel after notice to the Fund. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

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                  (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         7.       RECORDS; VISITS.

                  (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and applicable Securities Laws. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense. The Fund shall have the right upon reasonable notice to inspect the records (including work papers and other related documents) relating to the Fund.

                  (b) PFPC shall keep the following records:

                           (i) all books and records with respect to each Portfolio's books of account;

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                           (ii)     records of each Portfolio's securities
                                    transactions; and

                           (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

         PFPC shall preserve any such books and records in accordance with the requirements of Rule 31a-2 under the 1940 Act.

         8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund, its current shareholders, its prior shareholders and those entities who make inquiries concerning investment in the Fund other than information publicly available, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings, and the Fund agrees that no notice or consent will be required when PFPC is required to divulge such information or records to duly constituted authorities.

         9. LIAISON WITH ACCOUNTANTS. PFPC shall at its expense act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PFPC shall at its expense enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps

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to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC. Such fees as are attributable to each Portfolio shall be a separate (and not joint or joint and several) obligation of such Portfolio.

         12. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

         13.      RESPONSIBILITY OF PFPC.

                  (a) PFPC shall be under no duty to take any action on behalf of the Fund or any

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Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund or any Portfolio may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

         14. DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

         PFPC will perform the following accounting services with respect to each Portfolio:

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                  (i)      Journalize investment, capital share and income and
                           expense activities;

                  (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

                  (iii) Maintain individual ledgers for investment securities;

                  (iv)     Maintain historical tax lots for each security;

                  (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

                  (vi) Update the cash availability throughout the day as required by the Adviser;

                  (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

                  (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

                  (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

                  (x) Control all disbursements and authorize such disbursements upon Written Instructions;

                  (xi) Calculate capital gains and losses and foreign exchange gains and losses;

                  (xii)    Determine net income;

                  (xiii) Obtain security market quotes and foreign exchange rates from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Portfolio's investments;

                  (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser and other reports agreed to from time to time;

                  (xv)     Compute net asset value and dividend rate per share;

                  (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity;

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                  (xvii)   Prepare a monthly financial statement, which will
                           include the following items:

                                         Schedule of Investments
                                         Statement of Assets and Liabilities
                                         Statement of Operations
                                         Statement of Changes in Net Assets
                                         Cash Statement
                                         Schedule of Capital Gains and Losses;

                  (xviii) If applicable, make daily partnership income allocations and perform daily partnership accounting as necessitated by the master/feeder structure of the Fund and its feeder funds including, but not limited to, allocations of realized and unrealized gains and losses;

                  (xix) Provide certain financial information necessary to facilitate the preparation of the Fund's annual U.S. federal partnership income tax return, IRS Form 1065, including Schedule K-1 thereto; and

                  (xx) With respect to each owner of an interest in the Fund that PFPC has been notified has elected, or has notified PFPC of an intention to elect, to be treated as a regulated investment company under U.S. Internal Revenue Code section 851, maintain records of the Fund amounts allocable to such owner of gross income, dividends, interest and other categories of gross income described in U.S. Internal Revenue Code section 851(b)(2), and gross income derived from the sale or disposition by the Fund of stock, securities or other property described in U.S. Internal Revenue Code section 851(b)(3) that was held for less than 3 months, and timely notify Fund management of any potential noncompliance by such owner with the gross income requirements of U.S. Internal Revenue Code sections 851(b)(2) and 851(b)(3) on the assumption that the interest in the Fund held by such owner is its sole source of income.

         15. DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

                  (a) PFPC will perform the following administration services with respect to each Portfolio:

                  (i) Prepare quarterly broker security transactions summaries;

                  (ii)     Prepare monthly security transaction listings;

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                  (iii)    Supply various normal and customary Portfolio and
                           Fund statistical data as requested on an ongoing basis;

                  (iv) Prepare for execution and file the Fund's Federal income, Federal excise and state tax returns;

                  (v) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N- SAR;

                  (vi) Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly shareholder reports;

                  (vii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

                  (viii) Monitor the Portfolio's status as a regulated investment company under Sub- chapter M of the Internal Revenue Code of 1986, as amended;

                  (ix) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

                  (x) Monitor the Fund's compliance with the amounts and conditions of each state qualification;

                  (xi) Maintain the register of shareholders of the Portfolio and enter on such register all issues, transfers and repurchases of Shares;

                  (xii) PFPC shall provide the services of certain persons who may be appointed as officers of the Fund by the Fund's Board of Trustees to the extent permitted by law;

                  (xiii) PFPC shall assist in developing compliance procedures for the Portfolios relating to compliance with 1940 Act provisions and the rules thereunder, the investment policies and limitations stated in the Fund's registration statement, and each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986 (as amended), but shall not be responsible for the Fund's compliance.

                  (xiv) Oversee the performance of PNC Bank, National Association under the Custodian Services Agreement with respect to the Funds;

                  (xv) Make available information concerning each Portfolio to its shareholders; distribute written communications to each Portfolio's shareholders such as periodic listings of each Portfolio's securities, annual and semi-annual

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                           reports, and prospectuses and supplements thereto;
                           and handle shareholder problems and calls relating to administrative matters;

                  (xvi) Pay all costs and expenses of maintaining the offices of the Fund and shall arrange for payment by the Fund of all expenses payable by the Fund;

                  (xvii) PFPC shall oversee the maintenance by PNC Bank, National Association of the books and records pertaining to the Portfolios required under the 1940 Act in connection with the performance of the Fund's Custodian Services Agreement, and shall maintain such other books and records with respect to the Portfolios (other than those required to be maintained by the Fund's investment adviser, sub-investment adviser, and other service providers) as may be required by the 1940 Act and other applicable securities laws, rules and regulations in connection with the services provided hereunder;

                  (xviii) PFPC shall prepare and, subject to approval of the Fund' Treasurer, disseminate the Fund's quarterly financial statements and schedules of investments to the Fund's Board of Trustees, and shall prepare such other reports relating to the business and affairs of the Portfolios (not otherwise appropriately prepared by the Fund's investment adviser, sub-investment adviser, counsel, auditors or others) as the officers and trustees of the Fund may from time to time reasonably request in connection with performance of PFPC's duties;

                  (xix) PFPC shall assist PNC Bank, National Association and the Fund's investment adviser, sub-investment adviser, counsel, auditors and any other services providers as reasonably requested to carry out the business and operations of the Portfolios; and

                  (xx) PFPC shall maintain each Portfolio's fidelity bond as required by the 1940 Act and shall maintain errors and omissions insurance on behalf of the Fund.

                  (b) In performing its duties as Administrator for the Portfolios, subject to Section 5(b) of this Agreement PFPC will act in conformity with the Fund's Amended and Restated Declaration of Trust, By-Laws, registration statement, and the instructions and directions of the board of Trustees of the Fund.

                  (c) It is understood that the services and duties described in, and to be performed by PFPC and any subcontractors under this Agreement shall be performed offshore, at a general

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business office or offices outside the United States in which the personnel performing such services and duties are located, to the extent required by Treasury regulation Sections 1.864-2(c)(2)(iii).

         16. DURATION AND TERMINATION. This Agreement shall continue until terminated by either party on sixty (60) days' prior written notice to the other party.

         17. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to PFPC, at 80 Harcourt Street, Dublin 2, Ireland; (b) if to the Fund, at P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies, Attention:
President, with copies to Thomas M. Collins, Esq., McDermott & Trayner, 225 South Lake Avenue, Suite 410, Pasadena, CA 91101-3005 and to W. Bruce McConnel, III, Esq., Secretary, Drinker Biddle & Reath LLP, Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, PA 19107; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

         18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         19. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the

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delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee) provided, however, that notwithstanding anything herein to the contrary PFPC shall be as fully responsible to the Fund for the acts and omissions of any delegate (or assignee) as PFPC is for its own acts and omissions.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         22. MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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
                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Ireland, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC thereunder.

                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

                  (g) Names. The names "Master Investment Trust, Series I" and "Trustees of Master Investment Trust, Series I" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated October 23, 1992, as amended and restated on February 10, 1993, which is hereby referred to and a copy of which is on file at the principal office of the Fund. The trustees, officers, employees and agents of the Fund shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Fund made by the trustees or by an officer, employee or agent of the Fund, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any class of shares of the Fund may enforce claims against the Fund only against the assets belonging to such class.

                  (h) Single Portfolio. The obligations of each Portfolio under this Agreement shall be the several (and not joint or joint and several) obligations of each Portfolio.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                          PFPC INTERNATIONAL LTD.

                                          By:
                                              ---------------------------------
                                          Title:
                                                -------------------------------

                                          MASTER INVESTMENT TRUST, SERIES I

                                          By:
                                              ---------------------------------
                                          Title:
                                                -------------------------------


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
                                    EXHIBIT A

         THIS EXHIBIT A, dated as of September 15, 1997, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of September 15, 1997 between PFPC International Ltd. and Master Investment Trust, Series I.

                                   PORTFOLIOS

                                 Blue Chip Fund
                             Intermediate Bond Fund

                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                                    SIGNATURE

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


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